EXHIBIT 99.1

Web.com Reports Fourth Quarter and Full Year 2010 Financial Results

Non-GAAP revenue and net income per diluted share at the high-end or above guidance
4Q adjusted EBITDA grows to a record $9.1 million
Customer churn reduced to record lows

JACKSONVILLE, FL – February 8, 2011 – Web.com Group, Inc.  (NASDAQ: WWWW), a leading provider of internet services and online marketing solutions for small businesses, today announced results for the fourth quarter and full year ended December 31, 2010.

David Brown, Chairman and CEO of Web.com, said, “Continued execution at a high level led to fourth quarter non-GAAP revenue that was at the high-end of our guidance and profitability that again exceeded our expectations.  This achievement represents a solid finish to a year in which we stabilized and began modestly growing our internet services business, improved customer churn to record low levels and closed the transformative acquisition of Register.com.”

Brown added, “Web.com has become one of the largest and most profitable online marketing businesses in the world.  We believe the company has the potential to accelerate revenue growth as we increase Web.com’s investments in sales and marketing and execute our cross-sell/upsell strategy with our recently acquired domain name customers. As we continue to integrate our operations, realize the significant post-merger cost savings and benefit from increased scale, we believe that we have the opportunity to generate substantial shareholder value.”

Summary of Fourth Quarter 2010 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $37.6 million for the fourth quarter of 2010, compared to $26.3 million for the fourth quarter of 2009.  Non-GAAP revenue, which adds back the impact of the fair value adjustment to acquired deferred revenue, was $45.0 million for the fourth quarter of 2010, at the high-end of the company’s guidance of $44.0 million to $45.0 million.

•
Operating loss, calculated in accordance with GAAP, was $4.4 million for the fourth quarter of 2010 and included a $7.6 million negative impact related to the fair value adjustment to acquired deferred revenue and prepaid registry fees.  For the fourth quarter of 2009, the company reported GAAP operating income of $480 thousand.

•
GAAP net loss from continuing operations was $12.8 million, or ($0.50) per diluted share, for the fourth quarter of 2010, and included the above mentioned impact related to the fair value adjustment to acquired deferred revenue and prepaid registry fees. GAAP net income from continuing operations was $2.1 million, or $0.07 per diluted share, in the fourth quarter of 2009.

•	Non-GAAP operating income was $8.6 million for the fourth quarter of 2010, representing a non-GAAP operating margin of 19% and an increase from $4.3 million for the fourth quarter of 2009.

•
Non-GAAP net income from continuing operations was $6.6 million, or $0.24 per diluted share, for the fourth quarter of 2010, which was above the company’s guidance of $0.16 to $0.17 per diluted share.  Approximately $0.03 of the per share upside related to a lower-than-expected cash tax rate, while an additional $0.01 of the per share upside resulted from one-time purchase accounting adjustments related to the Register.com acquisition.  Non-GAAP net income from continuing operations was $4.3 million, or $0.16 per diluted share, for the fourth quarter of 2009.

•
Adjusted EBITDA was $9.1 million for the fourth quarter of 2010, an 87% increase from $4.9 million for the fourth quarter of 2009.  Non-GAAP operating margin for the fourth quarter was 19%, an increase from 16% in the fourth quarter of 2009.

•
Cash flow from operations was $6.8 million for the fourth quarter of 2010 and $7.9 million excluding the pay down of accrued restructuring expenses and fees associated with the Register.com acquisition.  This represented an increase from $3.8 million and $4.2 million, respectively, for the fourth quarter of 2009.

Fourth Quarter and Recent Business Highlights:

•	Consolidated average revenue per user (ARPU) was $15.39 for the fourth quarter of 2010, a sequential increase from over $14 (assuming Register.com was integrated for the full third quarter of 2010).

•	Customer churn was 1.8% for the fourth quarter of 2010, down from 2% in the third quarter of 2010 (assuming Register.com was integrated for the full third quarter).

•
Web.com’s total net subscribers were approximately 954,000 at the end of the fourth quarter of 2010, compared to 974,000 at the end of the prior quarter.  This net subscriber count reflects modest growth in Web.com’s web services and value add solutions customer base, offset by a reduction in the number of domain name services customers.

•
Web.com paid down approximately $6 million in debt in the fourth quarter, which was $3.8 million more than required under terms of its debt agreement and the second quarter in a row of accelerated prepayment.

•	Web.com introduced a new product, a custom Company Facebook page, to help its small business customers access and leverage the power of social media.

•
Web.com added two distinguished members to its board of directors: Deborah H. Quazzo and Philip J. Facchina.  Quazzo is the co-founder of NeXtAdvisors, a merchant bank providing advisory services to the education and business services sector, and has a 25 year career as an investment banker and entrepreneur, including the co-founding of ThinkEquity Partners.  Facchina is currently a Partner and Chief Operating Officer of Ramsey Asset Management, a $500 million long/short hedge fund, following 10 years with FBR Capital Markets’ Investment Banking unit, where he was Group Head of Technology, Media & Telecom.  Prior to FBR, Facchina served variously as President, Executive VP and Chief Financial Officer of both public and private technology companies.

•
Web.com announced an alliance with SuperMedia, the advertising agency for local small-to-medium sized businesses across the United States, to provide greater opportunities for small business customers to develop, support and expand their online presence.

Conference Call Information

Management will host a conference call to discuss Web.com’s results and other matters related to the Company’s business and guidance related to future results, today February 8, 2011, at 5:00 p.m. (Eastern Time). A live webcast of the call will be available at the “Investor Relations” page of the Company’s website, http://www.web.com. To access the call, dial 877-407-0784 (domestic) or 201-689-8560 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 364705. A replay of the webcast will also be available for a limited time at http://ir.web.com.

About Web.com

Web.com Group, Inc. (Nasdaq: WWWW) is a leading provider of internet services and online marketing solutions for small businesses. Web.com meets the needs of small businesses anywhere along their lifecycle by offering a full range of online services and support, including domain name registration services, website design, logo design, search engine optimization, search engine marketing and local sales leads, general contractor leads, franchise and homeowner association websites,  shopping cart software, eCommerce web site design and call center services. For more information on the company, please visit http://www.web.com/ or call 1-800-GETSITE.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G.  Web.com believes presenting non-GAAP net income attributable to common stockholders, non-GAAP net income per share attributable to common stockholders and non-GAAP operating income is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP.  Company management uses these non-GAAP measures as important indicators of the Company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.  You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures the Company presents above, management further sets forth its rationale as follows:

•
Non-GAAP Revenue.  We exclude from non-GAAP revenue the impact of the fair value adjustment to acquired deferred revenue because we believe that excluding such measures helps management and investors better understand our revenue trends.

•
Non-GAAP Operating Income.  The Company excludes from non-GAAP operating income amortization of intangibles, fair value adjustment to deferred revenue and prepaid registry fees, restructuring charges, corporate development expenses and stock-based compensation charges.  Management believes that excluding these items assists investors in evaluating period-over-period changes in the Company’s operating income without the impact of items that are not a result of the Company’s day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share.  The Company excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue and prepaid registry fees, restructuring charges, corporate development expenses, amortization of financing fees, stock-based compensation, and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company’s operating activities.

•
Adjusted EBITDA. The Company excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, income tax, interest expense, interest income, stock-based compensation, corporate development expenses, and restructuring charges, because management believes that excluding such items helps investors better understand the Company's operating activities.

•
In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release: Stock-based compensation.   These expenses consist of expenses for employee stock options and employee stock purchases under ASC 718-10. The Company excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. Prior to the adoption of ASC 718-10 in fiscal 2006, the Company did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted, to disclose such expenses in the footnotes to its financial statements. As the Company applies ASC 718-10, it believes that it is useful to its investors to understand the impact of the application of ASC 718-10 to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by the Company and because such expense is not used by management to assess the core profitability of the Company’s business operations. The Company further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company’s competitors’ operating results.

•
Amortization of intangibles.  The Company incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. The Company expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Depreciation expense.  The Company incurs depreciation expense associated with its fixed assets.  Although the fixed assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures.  In addition, excluding this item from certain non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Interest expense and amortization of deferred financing fees.  The Company incurs interest expense related to the indebtedness of the Company.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Interest income.  The Company earns interest income related to its cash and cash equivalents.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Restructuring charges.  The Company has recorded restructuring charges.  The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

•
Income tax expense.  Due to the magnitude of the Company’s historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results.  The Company also excludes income tax expense altogether from certain non-GAAP financial measures because the Company believes that the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance and facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Fair value adjustment to deferred revenue and prepaid registry fees.  The Company has recorded a fair value adjustment to acquired deferred revenue and prepaid registry fees in accordance with ASC 805-10-65. The Company excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company’s revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and prepaid registry fees therefore facilitates management’s internal comparisons to the Company’s historical operating results.

•
Corporate development expenses. The Company incurred professional fees to assist us in performing due diligence procedures for the acquisition of Register.com in July 2010. The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

Forward-Looking Statements

This press release includes certain "forward-looking statements" including, without limitation, statements regarding the anticipated reach, capabilities and opportunities for the combined company following the Register.com acquisition, expected benefits to merchants and other customers, market opportunities, and expected customer base, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “believe,” “potential,” “will,” “expect,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com’s current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, Web.com’s ability to integrate the Web.com and Register.com businesses, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com’s and Register.com’s businesses.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at  www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:
Web.com
Press
Susan Datz Edelman
904-680-6909
sedelman@web.com

ICR for Web.com
Investors
Kori Doherty
617-956-6730
Kori.doherty@icrinc.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statements of Operations
(in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenue:
Subscription	$37,193	$25,501	$117,691	$102,166
Professional services	456	842	2,598	3,323
Other revenue	-	-	-	1,000
Total revenue	37,649	26,343	120,289	106,489

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription	17,248	10,067	51,371	38,311
Professional services	379	577	1,861	2,081
Total cost of revenue	17,627	10,644	53,232	40,392

Gross profit	20,022	15,699	67,057	66,097

Operating expenses:
Sales and marketing	9,673	5,712	28,678	23,338
Research and development	3,383	2,175	10,910	8,477
General and administrative	6,639	4,181	24,110	19,140
Depreciation and amortization	4,434	3,132	15,724	13,295
Restructuring charges	315	19	2,171	1,940
Total operating expenses	24,444	15,219	81,593	66,190
(Loss) income from operations	(4,422)	480	(14,536)	(93)

Other income:
Interest (expense) income, net	(1,885)	88	(2,832)	233
(Loss) income before income taxes from continuing operations	(6,307)	568	(17,368)	140
Income tax (expense) benefit	(6,506)	1,499	14,019	1,429
Net (loss) income from continuing operations	(12,813)	2,067	(3,349)	1,569

Discontinued operations:
(Loss) income from discontinued operations, net of tax	-	-	(9)	232
(Loss) gain on sale of discontinued operations, net of tax	-	(13)	125	808
Income from discontinued operations, net of tax	-	(13)	116	1,040

Net (loss) income	$(12,813)	$2,054	$(3,233)	$2,609

Basic earnings per share:
(Loss) income from continuing operations attributable per common share	$(0.50)	$0.08	$(0.13)	$0.06
Income from discontinued operations attributable per common share	$-	$-	$-	$0.04
Net (loss) income per common share	$(0.50)	$0.08	$(0.13)	$0.10

Diluted earnings per share:
(Loss) income from continuing operations attributable per common share	$(0.50)	$0.07	$(0.13)	$0.06
Income from discontinued operations attributable per common share	$-	$-	$-	$0.04
Net (loss) income per common share	$(0.50)	$0.07	$(0.13)	$0.10

Weighted-average number of shares used in per share amounts:
Basic	25,710	25,333	25,515	25,312
Diluted	25,710	27,439	25,515	26,985

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands except per share data)

	December 31, 2010	December 31, 2009
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$16,307	$39,427
Restricted investments	300	545
Accounts receivable, net of allowance $523 and $428, respectively	8,100	4,561
Prepaid expenses	2,551	2,315
Prepaid registry fees	14,193	-
Deferred taxes	1,233	1,482
Deferred financing fees and other current assets	1,221	95
Total current assets	43,905	48,425

Restricted investments	1,110	927
Property and equipment, net	8,765	7,388
Prepaid registry fees	13,569	-
Goodwill	125,110	12,895
Intangible assets, net	106,843	53,059
Other assets	3,770	191
Total assets	$303,072	$122,885

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,276	$1,306
Accrued expenses	11,326	7,190
Accrued restructuring costs	2,325	1,064
Deferred revenue	36,664	6,172
Current portion of debt and capital lease obligations	9,533	223
Other current liabilities	1,180	299
Total current liabilities	64,304	16,254

Accrued rent expense	914	676
Deferred revenue	25,445	159
Long-term debt and capital lease obligations	93,623	198
Deferred tax liabilites	10,742	1,429
Other liabilities	1,138	473
Total liabilities	196,166	19,189

Stockholders' equity
Common stock, $0.001 par value; 150,000,000 shares authorized; 27,756,227 and 27,796,824 shares issued and 27,340,062 and 26,176,967 shares outstanding at December 31, 2010 and December 31, 2009, respectively.	27	26
Additional paid-in capital	263,453	260,552
Treasury Stock, at cost, 416,165 and 1,619,857 shares at December 31, 2010 and December 31, 2009, respectively.	(1,896)	(5,477)
Accumulated other comprehensive loss	(40)	-
Accumulated deficit	(154,638)	(151,405)
Total stockholders' equity	106,906	103,696

Total liabilities and stockholders' equity	$303,072	$122,885

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$37,649	$26,343	$120,289	$106,489
Fair value adjustment to deferred revenue	7,338	2	13,080	59
Non-GAAP revenue	$44,987	$26,345	$133,369	$106,548

Reconciliation of GAAP net income (loss) to non-GAAP net income
GAAP net income (loss)	$(12,813)	$2,054	$(3,233)	$2,609
Amortization of intangibles	3,937	2,540	12,879	10,453
Loss (gain) on sale of assets	2	(3)	6	2
Stock based compensation	1,319	1,235	4,711	4,898
Income tax (income) expense	6,506	(1,499)	(14,019)	(1,429)
Restructuring charges	315	19	2,171	1,940
Corporate development	(128)	-	2,892	-
Amortization of deferred financing fees	395	-	573	-
Cash income tax expense	(488)	(64)	(721)	(269)
Fair value adjustment to deferred revenue	7,338	2	13,080	59
Fair value adjustment to prepaid registry fees	258	-	214	-
Non-GAAP net income	$6,641	$4,284	$18,553	$18,263

Reconciliation of GAAP basic net income (loss) per share to non-GAAP basic net income per share
Basic GAAP net income (loss) per share	$(0.50)	$0.08	$(0.13)	$0.10
Amortization of intangibles per share	0.15	0.10	0.50	0.41
Loss (gain) on sale of assets per share	-	-	-	-
Stock based compensation per share	0.05	0.05	0.18	0.19
Income tax expense per share	0.25	(0.06)	(0.54)	(0.05)
Restructuring charges per share	0.01	-	0.09	0.08
Corporate development per share	-	-	0.11	-
Amortization of deferred financing fees per share	0.02	-	0.02	-
Cash income tax expense per share	(0.02)	-	(0.03)	(0.01)
Fair value adjustment to deferred revenue per share	0.29	-	0.52	-
Fair value adjustment to prepaid registry fees	0.01	-	0.01	-
Basic Non-GAAP net income per share	$0.26	$0.17	$0.73	$0.72

Reconciliation of GAAP diluted net income (loss) per share to non-GAAP net income per share
Fully diluted shares:
Common stock	25,710	25,333	25,515	25,312
Diluted stock options	1,717	1,726	1,335	1,502
Diluted restricted stock	751	380	438	168
Warrants	-	-	-	3
Total	28,178	27,439	27,288	26,985

Diluted GAAP net income (loss) per share	$(0.50)	$0.07	$(0.13)	$0.10
Diluted equity per share	0.05	-	0.01	-
Amortization of intangibles per share	0.14	0.09	0.47	0.39
Loss (gain) on sale of assets per share	-	-	-	-
Stock based compensation per share	0.05	0.05	0.17	0.18
Income tax expense (benefit) per share	0.23	(0.05)	(0.51)	(0.05)
Restructuring charges per share	0.01	-	0.08	0.07
Corporate development	-	-	0.11	-
Amortization of deferred financing fees per share	0.01	-	0.02	-
Cash income tax expense per share	(0.02)	-	(0.03)	(0.01)
Fair value adjustment to deferred revenue per share	0.26	-	0.48	-
Fair value adjustment to prepaid registry fees per share	0.01	-	0.01	-
Diluted Non-GAAP net income per share	$0.24	$0.16	$0.68	$0.68

Reconciliation of GAAP operating (loss) income to non-GAAP operating income
GAAP operating (loss) income	$(4,422)	$480	$(14,536)	$(93)
Amortization of intangibles	3,937	2,540	12,879	10,453
Stock based compensation	1,319	1,235	4,711	4,898
Restructuring charges	315	19	2,171	1,940
Corporate development	(128)	-	2,892	-
Fair value adjustment to deferred revenue	7,338	2	13,080	59
Fair value adjustment to prepaid registry fees	258	-	214	-
Non-GAAP operating income	$8,617	$4,276	$21,411	$17,257

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	-12%	2%	-12%	0%
Amortization of intangibles	9%	9%	10%	9%
Restructuring charges	1%	0%	2%	2%
Corporate development	0%	0%	2%	0%
Fair value adjustment to deferred revenue	17%	0%	10%	0%
Fair value adjustment to prepaid registry fees	1%	0%	0%	0%
Stock based compensation	3%	5%	4%	5%
Non-GAAP operating margin	19%	16%	16%	16%

Reconciliation of GAAP operating (loss) income to adjusted EBITDA
GAAP operating (loss) income	$(4,422)	$480	$(14,536)	$(93)
Depreciation and amortization	4,434	3,132	15,724	13,295
Stock based compensation	1,319	1,235	4,711	4,898
Restructuring charges	315	19	2,171	1,940
Corporate development	(128)	-	2,892	-
Fair value adjustment to deferred revenue	7,338	2	13,080	59
Fair value adjustment to prepaid registry fees	258	-	214	-
Adjusted EBITDA	$9,114	$4,868	$24,256	$20,099

Web.com Group, Inc.
Stock Based Compensation Expense
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Stock based compensation
Subscription (cost of revenue)	$148	$135	$573	$450
Sales and marketing	233	268	727	913
Research and development	167	150	614	520
General and administration	771	682	2,797	3,015
Restructuring charges	-	-	-	1,183
Total	$1,319	$1,235	$4,711	$6,081

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2010	2009
	(unaudited)	(audited)
Cash flows from operating activities

Net income	$(3,233)	$2,609

Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of discontinued operations, net of tax	(125)	(808)
Depreciation and amortization	15,724	13,295
Stock-based compensation expense	4,711	4,898
Deferred income taxes	(14,919)	(1,672)
Restructuring charges	2,171	1,940
Other non cash expenses	578	2
Changes in operating assets and liabilities:
Accounts receivable	(355)	1,065
Prepaid expenses and other assets	1,562	73
Net change in restricted cash	1,531	(1,156)
Accounts payable, accrued expenses and other liabilities	(2,748)	(3,955)
Deferred revenue	10,854	(1,995)
Net cash provided by operating activities	15,751	14,296

Cash flows from investing activities

Business acquisitions	(130,142)	(3,740)
Proceeds from gain on sale of discontinued operations	125	808
Purchase of property and equipment	(1,656)	(1,131)
Investment in intangible assets	(1,396)	(5)
Net cash used in investing activities	(133,069)	(4,068)

Cash flows from financing activities

Stock issuance costs	(14)	(19)
Stock repurchased	(53)	(5,678)
Issuance of long term debt	110,000	-
Payment of debt obligations	(12,256)	(641)
Deferred financing fees	(5,318)	-
Proceeds from exercise of stock options	1,839	1,410
Net cash provided by (used in) financing activities	94,198	(4,928)

Net (decrease) increase in cash and cash equivalents	(23,120)	5,300
Cash and cash equivalents, beginning of year	39,427	34,127
Cash and cash equivalents, end of year	$16,307	$39,427

Supplemental cash flow information:
Interest paid	$2,605	$47
Income tax paid	$287	$296

Supplemental disclosure of non-cash transactions:
Acquisition-related note payable	$5,000	$-